Exhibit (c)(3) Project Hedwig Internal Discussion Materials February 5, 2018

Industry Trading Over Time Hedwig(1), Hurco(1), and Guideline Public Companies(2) INDEXED STOCK PRICE PERFORMANCE $25.00 $23.00 $21.00 $19.00 $17.00 $15.00 $13.00 $11.00 $9.00 $7.00 $5.00 $21.39 $18.26 $17.06 $15.47 Feb-13 Feb-14 Feb-15 Feb-16 Guideline Public Companies Feb-17 S&P Industrials Feb-18 Hedwig Hurco EV / LTM ADJUSTED EBITDA 16.0x 14.0x 12.0x 9.6x 9.4x 9.0x 10.0x 8.0x 6.0x 4.0x 2.0x Feb-13 Feb-14 Feb-15 Feb-16 Feb-17 Guideline Public Companies Feb-18 Hedwig Hurco Source: SEC filings, Company(1) website, Capital IQ Note: Market data as of 02-Feb-18. No guideline public company is directly comparable to Hedwig. Key Technology market data as of 24-Jan-18 (pre-acquisition announcement). 1. “Hedwig” or the “Company” defined as Hardinge Inc. (NasdaqGS:HDNG); “Hurco” defined as Hurco Companies, Inc. (NasdaqGS:HURC). 2. Guideline Public Companies: Allied Motion Technologies Inc. (AMOT), CECO Environmental Corp. (CECE), Commercial Vehicle Group (CVGI), The Eastern Company (EML), Key Technology Inc. (KTEC), Park-Ohio Holdings (PKOH), Preformed Line Products Company (PLPC), Shiloh Industries (SHLO). PROJECT HEDWIG 1 Average Hedwig Hurco GPC 1 mo. 9.9x 10.3x 9.5x 3 mo. 9.6x 10.9x 9.4x 6 mo. 9.8x 10.4x 9.1x 1 yr. 9.6x 9.1x 9.0x 3 yr. 8.4x 6.8x 8.1x 5 yr. 7.5x 7.1x 8.2x Return % Hedwig Hurco GPC S&P Industrials 6 mo. 31.0% 31.8% 14.7% 11.6% 1 yr. 65.1% 47.0% 16.8% 18.3% 3 yr. 60.0% 27.6% 14.4% 40.1% 5 yr. 59.6% 49.1% 35.3% 87.0% Indicative Price: $17.75

BMO Capital Markets

Five-Year Hedwig Stock Price and Volume Chart

	Low	High	VWAP	Average Daily Vol. (000s)
30-Trading Day	$16.75	$19.47	$18.13	0.048
90-Trading Day	$14.59	$19.47	$17.07	0.050
180-Trading Day	$11.09	$19.47	$15.40	0.043
1-Year	$9.51	$19.47	$14.19	0.042
3-Year	$7.85	$19.47	$12.05	0.033
5-Year	$7.85	$19.47	$12.56	0.037



(000s)
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
--
300
250
200
150
100
50
0
Indicative Price
$17.75
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Volume (000s)
Hedwig Stock Price

2

Source: FactSet
Note: Market data as of 02-Feb-18.

PROJECT HEDWIG

Hedwig Historical and Projected Financials Source: Historical financials per Hedwig public filings and public Hedwig Investor Presentations; projected financials per Hedwig Management PROJECT HEDWIG 3 Note: Assumes that projections reflect expense associated with the operational change from selling facilities. 2. Historical and projected net periodic benefit cost per Hedwig Management. 1. 2015A-2016A Adj. EBITDA figures per Hedwig 4th Quarter 2016 Financial Results Supplemental Slides dated 09-3. Defined as current assets (excluding cash and assets held for sale) less current Feb-2017; 2017E Adj. EBITDA per Hedwig Management and is adjusted for $4.5mm restructuring adjustment, $1.2mm CEO transition adjustment, and $0.5mm of other adjustments; see appendix for adjustments detail for 2013A-2017E; 2017E Adj. EBITDA subject to potential downward revision, per Company management. liabilities (excluding current portion of long term debt and deferred income taxes). 4. Free cash flow defined as Adj. EBITDA less capital expenditures and change in net working capital. FYE December 31 ($ millions) Historical Projected - Downside Projected - Base Projected - Optimistic 2015A 2016A 2017E 2018P 2019P 2020P 2021P 2022P 2018P 2019P 2020P 2021P 2022P 2018P 2019P 2020P 2021P 2022P Net Sales $315 $292 $318 $326 $327 $262 $288 $302 $326 $327 $329 $331 $332 $326 $337 $347 $358 $368 % growth 1.2% (7.4%) 8.9% COGS 211 194 210 Gross Margin $105 $98 $108 % margin 33.2% 33.4% 33.9% 2.5% 0.5% (20.0%) 10.0% 5.0% 2.5% 0.5% 0.5% 0.5% 0.5% 214 213 213 214 215 $111 $114 $116 $117 $118 34.2% 34.9% 35.3% 35.3% 35.4% 2.5% 3.5% 3.0% 3.0% 3.0% 211 217 223 230 236 $114 $120 $124 $128 $132 35.1% 35.7% 35.7% 35.8% 35.9% 214 213 174 189 197 $111 $114 $88 $99 $105 34.2% 34.9% 33.6% 34.4% 34.9% Adj. EBITDA(1) $19 $16 $23 $27 $29 $11 $17 $21 $27 $29 $31 $31 $32 $30 $37 $39 $42 $45 % margin 6.0% 5.4% 7.4% % growth 26.2% (16.5%) 49.1% Net Periodic Benefit Cost(2) $2 $4 $3 8.4% 8.9% 4.3% 5.8% 6.9% 8.4% 8.9% 9.4% 9.4% 9.6% 17.2% 6.0% 6.4% 0.3% 2.8% $3 $3 $3 $3 $3 9.2% 11.1% 11.3% 11.7% 12.3% 28.3% 24.5% 5.0% 6.7% 8.5% $3 $3 $3 $3 $3 17.2% 6.0% (61.0%) 46.4% 24.6% $3 $3 $3 $3 $3 Adj. EBITDAP $21 $19 $26 $30 $32 $14 $20 $24 $30 $32 $34 $34 $35 $33 $40 $42 $45 $48 % margin 6.6% 6.6% 8.3% Depreciation & Amortization$9 $9 $9 % of net sales 2.8% 3.0% 2.8% EBITP $12 $10 $17 Capital Expenditures$4 $2 $3 % of net sales 1.3% 0.8% 1.0% Working Capital(3) $102 $103 $95 % of net sales 32.4% 35.1% 29.9% 9.3% 9.8% 5.4% 6.8% 7.8% $10 $10 $10 $10 $11 2.9% 3.0% 3.8% 3.6% 3.6% $21 $22 $4 $9 $13 $5 $5 $5 $5 $5 1.4% 1.5% 1.9% 1.7% 1.7% $98 $94 $95 30.1% 30.0% 29.2% 32.5% 31.2% 9.3% 9.8% 10.3% 10.3% 10.5% $10 $10 $10 $10 $11 2.9% 3.0% 3.1% 3.2% 3.3% $21 $22 $24 $23 $24 $5 $5 $5 $5 $5 1.4% 1.5% 1.5% 1.5% 1.5% $98 $98 $97 $97 $96 30.1% 30.0% 29.5% 29.3% 28.9% 10.1% 11.9% 12.1% 12.5% 13.1% $10 $10 $11 $11 $11 2.9% 3.0% 3.0% 3.1% 3.1% $23 $30 $32 $34 $37 $5 $5 $5 $5 $5 1.4% 1.5% 1.4% 1.4% 1.4% $98 $98 $101 $103 $105 30.1% 29.1% 29.1% 28.8% 28.5% Free Cash Flow(4) $37 $13 $28 $20 $24 $28 ($6) $15 $20 $24 $27 $26 $28 $23 $32 $31 $35 $38 % of net sales 11.7% 4.4% 8.7% Proceeds from Sale of Real Estate Assets ---- --6.2% 7.3% 10.7% (1.9%) 4.9% $8 $16 --$13 --6.2% 7.3% 8.2% 8.0% 8.3% $8 $16 --$15 --7.0% 9.6% 9.0% 9.8% 10.4% $8 $16 $20 ---- Free Cash Flow with RE Proceeds(4) $37 $13 $28 $28 $40 $28 $7 $15 $28 $40 $27 $41 $28 $31 $48 $52 $35 $38 % of net sales 11.7% 4.4% 8.7% 8.7% 12.2% 10.7% 2.6% 4.9% 8.7% 12.2% 8.2% 12.4% 8.3% 9.5% 14.4% 14.8% 9.8% 10.4% $98 $76

Hedwig Analysis at Various Prices Hedwig 02-Feb-18 Close Metric Illustrative Offer Price Per Share ($ millions, except for $ per share values) Source: Company management, Hedwig filings, FactSet, public Hedwig Investor Presentations per Hedwig website PROJECT HEDWIG 5. $22.1 million LTM Adj. EBITDA per Hedwig Q3 2017 Financial Results Supplemental Slides dated 09-Nov-17. 6. Metrics per the Optimistic Case; Base and Downside cases 2018P Adj. EBITDA of $27.4mm and Adj. EBITDAP of $30.3mm. 4 Note: Share price as of 02-Feb-18. 1. Price before Privet’s 13D amendment describing interest in a transaction. 4. Calculated as total estimated unfunded pension liability of $49mm as of 31-Dec-17 (per Company management guidance); assumes 18.5% estimated tax rate based on jurisdictional review of taxes by Company management; $8mm of unfunded pension liability ($6mm on a tax-effected basis) attributable to Swiss pension account. 2. Diluted share count as of 31-Dec-17 per management guidance; includes basic shares outstanding, options, restricted shares, director units, and performance shares. 3. Estimate as of 31-Dec-17, per Company management.. IMPLIED PREMIUM (DISCOUNT): Unaffected Share Price (01-Nov-17)(1)$16.50 02-Feb-18 Close $18.26 52-Week High (24-Jan-18)$19.47 52-Week Low (08-Feb-17)$9.51 30-Trading Day VWAP $18.13 90-Trading Day VWAP $17.07 180-Trading Day VWAP $15.40 1-Year VWAP $14.19 3-Year VWAP $12.05 5-Year VWAP $12.56 Fully Diluted Shares (mm)(2) $18.26 $17.00 $17.25 $17.50 $17.75 $18.00 $18.25 $18.50 $18.75 $19.00 10.7% --(6.2%) 92.0% 0.7% 7.0% 18.6% 28.7% 51.5% 45.4% 13.171 3.0% 4.5% 6.1% (6.9%) (5.5%) (4.2%) (12.7%) (11.4%) (10.1%) 78.8% 81.4% 84.0% (6.2%) (4.9%) (3.5%) (0.4%) 1.1% 2.5% 10.4% 12.0% 13.6% 19.8% 21.6% 23.3% 41.1% 43.1% 45.2% 35.3% 37.3% 39.3% 13.155 13.158 13.161 7.6% (2.8%) (8.8%) 86.6% (2.1%) 4.0% 15.2% 25.1% 47.3% 41.3% 13.164 9.1% 10.6% 12.1% 13.6% 15.2% (1.4%) (0.1%) 1.3% 2.7% 4.1% (7.6%) (6.3%) (5.0%) (3.7%) (2.4%) 89.3% 91.9% 94.5% 97.2% 99.8% (0.7%) 0.7% 2.0% 3.4% 4.8% 5.4% 6.9% 8.4% 9.8% 11.3% 16.9% 18.5% 20.1% 21.7% 23.4% 26.9% 28.6% 30.4% 32.1% 33.9% 49.4% 51.4% 53.5% 55.6% 57.6% 43.3% 45.3% 47.3% 49.3% 51.2% 13.167 13.170 13.173 13.176 13.179 Equity Value $240 $224 $227 $230 $234 $237 $240 $244 $247 $250 Less: Cash and Cash Equivalents(3) Plus: Debt(3) (45) --(45) (45) (45) ---- --(45) --(45) (45) (45) (45) (45) ---- ---- --Total Enterprise Value $196 $179 $182 $185 $189 $192 $195 $199 $202 $205 Plus: Unfunded Pension Liability(4) $40 $40 $40 $40 $40 $40 $40 $40 $40 $40 Total Adj. Enterprise Value with Pension Liability $235 $218 $222 $225 $228 $232 $235 $238 $242 $245 VALUATION MULTIPLES (MANAGEMENT PROJECTIONS): EV / LTM 30-Sep-17 Adj. EBITDA(5)$22.1 EV / 2017E Adj. EBITDA $23.4 EV / 2018P Adj. EBITDA(6)$30.0 EV / 2017E Unadj. EBITDA $17.2 Adj. EV with Pension Liab. / LTM 30-Sep-17 Adj. EBITDAP $25.0 Adj. EV with Pension Liab. / 2017E Adj. EBITDAP $26.3 Adj. EV with Pension Liab. / 2018P Adj. EBITDAP(6)$32.9 Adj. EV with Pension Liab. / 2017E Unadj. EBITDAP $20.1 8.8x 8.4x 6.5x 11.3x 9.4x 8.9x 7.1x 11.7x 8.1x 8.2x 8.4x 7.6x 7.8x 7.9x 5.9x 6.1x 6.2x 10.4x 10.6x 10.7x 8.7x 8.9x 9.0x 8.3x 8.4x 8.5x 6.6x 6.7x 6.8x 10.8x 11.0x 11.2x 8.5x 8.1x 6.3x 10.9x 9.1x 8.7x 6.9x 11.3x 8.7x 8.8x 9.0x 9.1x 9.3x 8.2x 8.3x 8.5x 8.6x 8.8x 6.4x 6.5x 6.6x 6.7x 6.8x 11.1x 11.3x 11.5x 11.7x 11.9x 9.3x 9.4x 9.5x 9.7x 9.8x 8.8x 8.9x 9.1x 9.2x 9.3x 7.0x 7.1x 7.2x 7.3x 7.4x 11.5x 11.7x 11.8x 12.0x 12.2x

BMO Capital Markets

Hedwig Preliminary Value Perspectives



Trading Multiples of Guideline Public Companies
Precedent Transactions
DCF[1]
5-Year Historical
Current
2017E Adj. EBITDA
LTM 30-Sep-17 Adj. EBITDA
Downside
Base
Optimistic
DCF analyses presented for informational purposes only and not relied upon for any purposes hereunder
Indicative Price: $17.75
$18.51
$15.02
$17.67
$14.37
$22.01
$18.51
$21.03
$17.74
$19.39
$15.89
$18.50
$15.20
$12.76
$11.34
$18.32
$15.44
$24.70
$20.19

Reference Range: Enterprise Value / EBITDA Multiples

Implied Multiple Ranges

LTM 30-Sep-17 Adj. EBITDA ($22.1mm)		6.5x - 8.5x		8.5x - 10.5x		7.0x - 9.0x	4.7x - 5.5x	7.1x - 8.9x	10.0x - 12.8x
2017E Adj. EBITDA ($23.4mm)	6.5x - 8.5x		8.5x - 10.5x		7.0x - 9.0x		4.4x - 5.2x	6.7x - 8.4x	9.5x - 12.0x

Implied Range: Adjusted Enterprise Value / EBITDAP Multiples

LTM 30-Sep-17 Adj. EBITDAP ($25.0mm)		7.3x - 9.1x		9.1x - 10.9x		7.8x - 9.6x	5.7x - 6.5x	7.9x - 9.4x	10.5x - 12.9x
2017E Adj. EBITDAP ($26.3mm)	7.3x - 9.1x		9.1x - 10.8x		7.7x - 9.5x		5.4x - 6.1x	7.5x - 9.0x	9.9x - 12.2x
Premium / (Discount) to Indicative Price	(15.4%) - 4.3%	(19.0%) - (0.4%)	4.3% - 24.0%	(0.1%) - 18.5%	(10.5%) - 9.2%	(14.4%) - 4.2%	(36.1%) - (28.1%)	(13.0%) - 3.2%	13.7% - 39.2%

Source: Company management projections, Hedwig Supplemental Slide Investor Presentations
Note: Enterprise value based on diluted share count as of 31-Dec-17 per Company management guidance; includes basic shares outstanding, options, restricted shares, director units and performance shares. Equal weight not given to each financial analysis.
1. Includes estimated present value of $3.4 million of NOLs ($0.26 per share), per Company management guidance; NOL utilization not limited. Assumes WACC of 14.0% to 16.0% and perpetuity growth rate of 2.0% to 4.0%.

5
PROJECT HEDWIG

BMO Capital Markets

Benchmarking

Hedwig, Hurco, and Guideline Public Companies

MARKET CAPITALIZATION


($ millions)
Median
GPC $253
$240
$306
$565
$374
$367
$335
$172
$165
$153
$122
Hedwig HURC PKOH CVGI PLPC AMOT SHLO EML CECE KTEC

CY2014 – CY2016 REVENUE CAGR


Median
GPC (1%)
(3%)
(1%)
26%
6%
3%
(1%)
(1%)
(4%)
(7%)
(11%)
Hedwig HURC CECE SHLO KTEC AMOT EML PKOH PLPC CVGI

CY2016 – CY2018E REVENUE CAGR


Median
GPC 6%
6%
NA
15%
13%
8%
3%
(4%)
(10%)
NA
NA
Hedwig HURC CVGI KTEC PKOH AMOT SHLO CECE EML PLPC

LTM EBITDA MARGIN


Median
GPC 9%
7%
10%
12%
12%
10%
10%
8%
8%
7%
7%
Hedwig HURC CECE AMOT PLPC EML PKOH KTEC SHLO CVGI

UNFUNDED PENSION LIABILITY


($ millions)
Median
GPC $10
$57
NA
$28
$20
$19
$10
$10
$4
NA
($52)
Hedwig HURC EML SHLO CVGI PLPC CECE AMOT KTEC PKOH

EV/ LTM ADJUSTED EBITDA(P)


EV / EBITDAP
Median
EV / EBITDA EV / EBITDAP
GPC 9.5x 9.8x
10.2x 9.6x 13.4x 10.5x 10.6x 9.7x 10.0x 8.8x 5.7x 4.7x
9.4x 9.6x 13.4x 10.5x 10.2x 9.6x 9.4x 8.8x 5.5x 4.6x
Hedwig HURC AMOT KTEC CVGI PLPC EML PKOH CECE SHLO

Source: Company filings, wall street research
Note: Market data as of 02-Feb-18. No guideline public company is directly comparable to the Company. 2018E Hedwig financials per management model. Key Technology market data as of 24-Jan-18 (pre-acquisition announcement).
Guideline Public Companies: Allied Motion Technologies Inc. (AMOT), CECO Environmental Corp. (CECE), Commercial Vehicle Group (CVGI), The Eastern Company (EML), Key Technology Inc. (KTEC), Park-Ohio Holdings (PKOH), Preformed Line Products Company (PLPC), Shiloh Industries (SHLO).

6
PROJECT HEDWIG

BMO Capital Markets

Precedent Transactions

Ann. Date	Target	Acquirer	Target Description	EV ($ mm)	EV / EBITDA	EBITDA Margin
Jan-18	KEY	DURAVANT	Designer and manufacturer of digital sorting, inspection, conveying and processing equipment	$175	15.7x	8.0%
Aug-17	SUPREME		Leading manufacturer of specialized commercial vehicles including truck bodies and specialty vehicles	$342	13.3x	8.5%
Aug-17	PACIFIC INSIGHT	METHODE	Global lighting, electronics, and full-service solutions provider to the transportation industry	C$129	8.6x	11.9%
Jul-17	NN (PBC Division)	TSUBAKI NAKASHIMA CO. LTD.	NN's PBC business manufactures and sells precision ball bearings, rollers, and stamped metals	$375	9.2x	15.6%
Jun-17	AMTROL	WORTHINGTON INDUSTRIES	Leading manufacturer of water systems and industrial gas cylinders	$283	7.4x	15.5%
May-17	TBEI	FEDERAL SIGNAL	Leading U.S. based manufacturer of dump truck bodies and trailers	$270	7.2x	n.a.
Sep-16	Accuride	Crestview	Leading supplier of components to the North American and European commercial vehicle industries	$430	5.8x	11.5%
Apr-16	SL	Handy&Harman	Manufacturer of power electronics, motion control, power protection, electromagnetic equipment, and custom gears and gearboxes	$168	6.7x	12.3%
Dec-15	BLOUNT	American Securities	Global manufacturer and marketer of replacement parts, equipment, and accessories	$850	8.1x	12.3%
Aug-15	Tecumseh	ATLAS HOLDINGS	Global manufacturer of hermetically sealed compressors for residential and commercial HVAC applications	$123	5.6x	3.2%
Jul-15	MAGNETEK	CMCO	Leading manufacturer of digital power and motion control solutions for material handling, elevator and mining applications	$189	11.2x	14.9%
Dec-13	CCI	Southwire	Manufacturer of electrical and electronic wire and cable products	$774	8.2x	10.2%
Sep-13	Flow	American Industrial Partners	Leading manufacturer of industrial waterjet machines for cutting and cleaning applications	$201	11.3x	7.1%
Mar-12	WALKER		Leading manufacturer of liquid- transportation systems and engineered products	$360	6.8x	15.4%
			High		**15.7x**	**15.6%**
			Mean		**8.9x**	**11.3%**
			Median		**8.2x**	**11.9%**
			Low		**5.6x**	**3.2%**

Source: Company filings, press releases

7
PROJECT HEDWIG

BMO 0Capital Markets Appendix Appendix I PROJECT HEDWIG

Long Term Industry Trading Over Time Hedwig, Hurco, and Guideline Public Companies 20-YEAR INDEXED STOCK PRICE PERFORMANCE $220 $200 $180 $160 $140 $120 $100 $80 $60 $40 $20 $0 $149.74 $66.48 $46.74 $18.26 Feb-98 Feb-00 Feb-02 Feb-04 Feb-06 Feb-08 Feb-10 Feb-12 Feb-14 Feb-16 Feb-18 S&P Industrials Guideline Public Companies Hurco Hedwig 20-YEAR EV / LTM ADJUSTED EBITDA 15.0x 12.5x 9.6x 9.4x 9.0x 10.0x 7.5x 5.0x 2.5x 0.0x Feb-98 Feb-00 Feb-02 Feb-04 Feb-06 Feb-08 Feb-10 Feb-12 Feb-14 Feb-16 Feb-18 Guideline Public Companies Hurco Hedwig Source: Capital IQ Note: Market data as of 02-Feb-18. No guideline public company is directly comparable to Hedwig. Key Technology market data as of 24-Jan-18 (pre-acquisition announcement). Guideline Public Companies: Allied Motion Technologies Inc. (AMOT), CECO Environmental Corp. (CECE), Commercial Vehicle Group (CVGI), The Eastern Company (EML), Key Technology Inc. (KTEC), Park-Ohio Holdings (PKOH), Preformed Line Products Company (PLPC), Shiloh Industries (SHLO). PROJECT HEDWIG 9 Hedwig 20-year Median: 6.9x Average Hedwig Hurco GPC 1 yr. 9.6x 9.1x 9.0x 3 yr. 8.4x 6.8x 8.1x 5 yr. 7.5x 7.1x 8.2x 10 yr. 8.7x 7.3x 7.7x 20 yr. 7.9x 7.4x 7.5x Return % Hedwig Hurco GPC S&P Industrials 1 yr. 65.1% 47.0% 16.8% 18.3% 3 yr. 60.0% 27.6% 14.4% 40.1% 5 yr. 59.6% 49.1% 35.3% 87.0% 10 yr. 7.0% 21.6% 32.0% 91.0% 20 yr. (16.0%) 588.5% 114.9% 205.7% Indicative Price: $17.75

Pension Adjusted EV / LTM EBITDAP Over Time Hedwig, Hurco, and Guideline Public Companies 14.0x 12.0x 10.2x 10.0x 9.6x 9.2x 8.0x 6.0x 4.0x 2.0x --Feb-13 Aug-13 Feb-14 Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Guideline Public Companies Hurco Hedwig Source: SEC filings, Company website, Capital IQ Note: Figures are not adjusted for new U.S. federal tax rate. No guideline public company is directly comparable to Hedwig. Note: Market data as of 02-Feb-18. Key Technology market data as of 24-Jan-18 (pre-acquisition announcement). Guideline Public Companies: Allied Motion Technologies Inc. (AMOT), CECO Environmental Corp. (CECE), Commercial Vehicle Group (CVGI), The Eastern Company (EML), Key Technology Inc. (KTEC), Park-Ohio Holdings (PKOH), Preformed Line Products Company (PLPC), Shiloh Industries (SHLO). PROJECT HEDWIG 10

Preliminary Discounted Cash Flow Summary Optimistic Case ($ millions, except per share amounts) PROJECTED FREE CASH FLOWS IMPLIED VALUE Fiscal Year Ending December 31, Perpetuity Growth 2.0% 4.0% $241 134 124 3 45 (40) $322 139 179 3 45 (40) Terminal Value PV of Cash Flows(3) PV of Terminal Value(4) PV of NOLs(5) Plus: Net Cash(6) Less: Pension Liability(7) Less: Unlevered Cash Taxes Implied Equity Value $266 $327 F.D. Shares Outstanding(8) 13.191 13.226 Implied Terminal Multiple TV % of Total 5.4x 47% 7.1x 56% SENSITIVITY ANALYSIS Equity Value Equity Value per Share Implied Terminal Multiple Perpetuity Growth Perpetuity Growth Perpetuity Growth 2.0% 3.0% 4.0% 2.0% 3.0% 4.0% 2.0% 3.0% 4.0% 14.0% 15.0% 16.0% 14.0% 15.0% 16.0% 14.0% 15.0% 16.0% Source: Hedwig Management, Hedwig public filings Note: Value as of 31-Dec-17; excludes impact of synergies. 1. Normalized capital expenditures equal to 85.0% of depreciation based on 2.25% inflation and 15-year depreciation period. 2. Calculated by multiplying 18.5% marginal tax rate by EBITP after adding back items which are not tax deductible such as non-deductible amortization; assumes 18.5% estimated tax rate based on jurisdictional review of taxes by Company management. 3. PV of Cash Flows assumes mid-year discounting convention. 4. PV of Terminal Value discounted from 31-Dec-22. 5. Includes estimated present value of $3.4 million of NOLs ($0.26 per share), per Company management, assuming 18.1% discount rate; NOL utilization not limited. 6. Net cash as of 31-Dec-17, per Hedwig Management model. 7. Calculated as total estimated unfunded pension liability as of 31-Dec-17 (per Hedwig management); assumes 18.5% tax rate based on jurisdictional review of taxes by Company management. 8. Diluted share count as of 31-Dec-17 per Company management guidance; includes basic shares outstanding, options, restricted shares, director units, and performance shares. PROJECT HEDWIG 11 WACC WACC WACC 6.2x 6.6x 7.1x 5.8x 6.1x 6.5x 5.4x 5.7x 6.0x $23.00 $23.78 $24.70 $21.49 $22.10 $22.82 $20.19 $20.68 $21.24 $304 $314 $327 $284 $292 $302 $266 $273 $280 Implied Value per Share $20.19 $24.70 2017E 2018P 2019P 2020P 2021P 2022P Terminal(1) Net Sales $318 % growth 9% EBITDAP $26 % margin 8% EBITP $17 (2) (3) $326 $337 $347 $358 $368 $368 2% 4% 3% 3% 3% --$33 $40 $42 $45 $48 $48 10% 12% 12% 13% 13% 13% $23 $30 $32 $34 $37 $44 (4) (6) (6) (6) (7) (8) Tax-Effected EBITP $14 $19 $24 $26 $28 $30 $36 Plus: Depreciation & Amortization 9 Less: Capital Expenditures (3) Less: Increase in Net Working Capital 7 Plus: Tax-effected Proceeds from Sale of Assets --10 10 11 11 11 4 (5) (5) (5) (5) (5) (5) (3) (0) (3) (2) (2) (3) 8 16 20 ---- --Unlevered Free Cash Flow $27 $29 $46 $49 $32 $34 $32 % growth 9% 8% 56% 6% (35%) 9% --Low High Cost of Capital 16.0% 14.0%

BMO Capital Markets

Preliminary Discounted Cash Flow Summary

Base Case

($ millions, except per share amounts)

PROJECTED FREE CASH FLOWS

		Fiscal Year Ending December 31,					
	2017E	2018P	2019P	2020P	2021P	2022P	Terminal[1]
Net Sales	$318	$326	$327	$329	$331	$332	$332
% growth	*9%*	*2%*	*0%*	*0%*	*1%*	*0%*	–
EBITDAP	$26	$30	$32	$34	$34	$35	$35
% margin	*8%*	*9%*	*10%*	*10%*	*10%*	*10%*	*10%*
EBITP	$17	$21	$22	$24	$23	$24	$31
Less: Unlevered Cash Taxes[2]	(3)	(4)	(4)	(4)	(4)	(4)	(6)
Tax-Effected EBITP	**$14**	**$17**	**$18**	**$19**	**$19**	**$19**	**$25**
Plus: Depreciation & Amortization	9	10	10	10	10	11	4
Less: Capital Expenditures	(3)	(5)	(5)	(5)	(5)	(5)	(5)
Less: Increase in Net Working Capital	7	(3)	(0)	1	0	1	(3)
Plus: Tax-effected Proceeds from Sale of Assets	–	8	16	–	15	–	–
Unlevered Free Cash Flow	**$27**	**$27**	**$39**	**$25**	**$40**	**$26**	**$21**
% growth	*9%*	*(0%)*	*42%*	*(34%)*	*56%*	*(34%)*	–

IMPLIED VALUE

	Low	High
Cost of Capital	**16.0%**	**14.0%**
Perpetuity Growth	**2.0%**	**4.0%**
Terminal Value	$162	$211
PV of Cash Flows[3]	111	115
PV of Terminal Value[4]	83	117
PV of NOLs[5]	3	3
Plus: Net Cash[6]	45	45
Less: Pension Liability[7]	(40)	(40)
Implied Equity Value	**$203**	**$241**
F.D. Shares Outstanding[8]	13.131	13.171
Implied Value per Share	**$15.44**	**$18.32**
Implied Terminal Multiple	*5.0x*	*6.5x*
TV % of Total	*42%*	*50%*

SENSITIVITY ANALYSIS

Equity Value

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	$229	$235	$241
	15.0%	$215	$219	$224
	16.0%	$203	$206	$210

Equity Value per Share

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	$17.40	$17.82	$18.32
	15.0%	$16.35	$16.67	$17.05
	16.0%	$15.44	$15.70	$15.98

Implied Terminal Multiple

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	5.8x	6.1x	6.5x
	15.0%	5.4x	5.6x	5.9x
	16.0%	5.0x	5.2x	5.4x

Source: Hedwig Management, Hedwig public filings

Note: Value as of 31-Dec-17; excludes impact of synergies.

1. Normalized capital expenditures equal to 85.0% of depreciation based on 2.25% inflation and 15-year depreciation period.
2. Calculated by multiplying 18.5% marginal tax rate by EBITP after adding back items which are not tax deductible such as non-deductible amortization; assumes 18.5% estimated tax rate based on jurisdictional review of taxes by Company management.
3. PV of Cash Flows assumes mid-year discounting convention.
4. PV of Terminal Value discounted from 31-Dec-22.
5. Includes estimated present value of $3.4 million of NOLs ($0.26 per share), per Company management, assuming 18.1% discount rate; NOL utilization not limited.
6. Net cash as of 31-Dec-17, per Hedwig Management model.
7. Calculated as total estimated unfunded pension liability as of 31-Dec-17 (per Hedwig management); assumes 18.5% tax rate based on jurisdictional review of taxes by Company management.
8. Diluted share count as of 31-Dec-17 per Company management guidance; includes basic shares outstanding, options, restricted shares, director units, and performance shares.

12 PROJECT HEDWIG

BMO Capital Markets

Preliminary Discounted Cash Flow Summary

Downside Case

($ millions, except per share amounts)

PROJECTED FREE CASH FLOWS

		Fiscal Year Ending December 31,					
	2017E	2018P	2019P	2020P	2021P	2022P	Terminal[1]
Net Sales	$318	$326	$327	$262	$288	$302	$302
% growth	*9%*	*2%*	*0%*	*(20%)*	*10%*	*5%*	–
EBITDAP	$26	$30	$32	$14	$20	$24	$24
% margin	*8%*	*9%*	*10%*	*5%*	*7%*	*8%*	*8%*
EBITP	$17	$21	$22	$4	$9	$13	$19
Less: Unlevered Cash Taxes[2]	(3)	(4)	(4)	(1)	(2)	(2)	(4)
Tax-Effected EBITP	**$14**	**$17**	**$18**	**$3**	**$7**	**$10**	**$16**
Plus: Depreciation & Amortization	9	10	10	10	10	11	4
Less: Capital Expenditures	(3)	(5)	(5)	(5)	(5)	(5)	(5)
Less: Increase in Net Working Capital	7	(3)	(0)	22	(17)	(1)	(3)
Plus: Tax-effected Proceeds from Sale of Assets	--	8	16	--	13	--	--
Unlevered Free Cash Flow	**$27**	**$27**	**$39**	**$30**	**$9**	**$15**	**$12**
% growth	*9%*	*(0%)*	*42%*	*(22%)*	*(71%)*	*78%*	–

IMPLIED VALUE

	Low	High
Cost of Capital	**16.0%**	**14.0%**
Perpetuity Growth	**2.0%**	**4.0%**
Terminal Value	$96	$117
PV of Cash Flows[3]	90	93
PV of Terminal Value[4]	49	65
PV of NOLs[5]	3	3
Plus: Net Cash[6]	45	45
Less: Pension Liability[7]	(40)	(40)
Implied Equity Value	**$148**	**$167**
F.D. Shares Outstanding[8]	13.075	13.089
Implied Value per Share	**$11.34**	**$12.76**
Implied Terminal Multiple	*4.4x*	*5.3x*
TV % of Total	*34%*	*40%*

SENSITIVITY ANALYSIS

Equity Value

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	$164	$165	$167
	15.0%	$156	$156	$157
	16.0%	$148	$149	$149

Equity Value per Share

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	$12.54	$12.64	$12.76
	15.0%	$11.90	$11.96	$12.03
	16.0%	$11.34	$11.37	$11.41

Implied Terminal Multiple

		Perpetuity Growth		
		2.0%	3.0%	4.0%
WACC	14.0%	5.1x	5.2x	5.3x
	15.0%	4.7x	4.8x	4.8x
	16.0%	4.4x	4.4x	4.4x

Source: Hedwig Management, Hedwig public filings

Note: Value as of 31-Dec-17; excludes impact of synergies.

1. Normalized capital expenditures equal to 85.0% of depreciation based on 2.25% inflation and 15-year depreciation period.
2. Calculated by multiplying 18.5% marginal tax rate by EBITP after adding back items which are not tax deductible such as non-deductible amortization; assumes 18.5% estimated tax rate based on jurisdictional review of taxes by Company management.
3. PV of Cash Flows assumes mid-year discounting convention.
4. PV of Terminal Value discounted from 31-Dec-22.
5. Includes estimated present value of $3.4 million of NOLs ($0.26 per share), per Company management, assuming 18.1% discount rate; NOL utilization not limited.
6. Net cash as of 31-Dec-17, per Hedwig Management model.
7. Calculated as total estimated unfunded pension liability as of 31-Dec-17 (per Hedwig management); assumes 18.5% tax rate based on jurisdictional review of taxes by Company management.
8. Diluted share count as of 31-Dec-17 per Company management guidance; includes basic shares outstanding, options, restricted shares, director units, and performance shares.

13 PROJECT HEDWIG

BMO Capital Markets

Trading Metrics

($ millions)

Company	Share Price As of 2-Feb-18	Equity Value	Enterprise Value	Enterprise Value / EBITDA LTM	Enterprise Value / EBITDA 2017E	Enterprise Value / EBITDA 2018E	Enterprise Value / EBITDAP LTM	Enterprise Value / EBITDAP 2017E	Enterprise Value / EBITDAP 2018E	Price / Earnings LTM	Price / Earnings 2017E	Price / Earnings 2018E	Net Debt / LTM EBITDA
Guideline Public Companies													
Allied Motion Technologies Inc.	$34.40	$335	$380	13.4x	13.4x	10.8x	13.4x	13.4x	10.9x	28.9x	31.4x	24.5x	1.6x
CECO Environmental Corp.	$4.29	$153	$251	5.5x	7.1x	6.7x	5.7x	7.3x	7.0x	6.4x	11.4x	9.2x	2.1x
Commercial Vehicle Group	$11.83	$374	$491	10.2x	9.3x	5.7x	10.6x	9.6x	5.9x	34.3x	25.7x	9.7x	2.5x
The Eastern Company[1]	$26.13	$165	$179	9.4x	NA	NA	10.0x	NA	NA	17.0x	NA	NA	0.7x
Key Technology, Inc.[2]	$17.76	$122	$117	10.5x	NA	NA	10.5x	NA	NA	28.4x	30.6x	NA	NM
Park-Ohio Holdings Corp.	$43.30	$565	$1,014	8.8x	8.6x	7.6x	8.8x	8.5x	7.5x	20.1x	13.6x	11.2x	3.8x
Preformed Line Products Company	$68.85	$367	$363	9.6x	NA	NA	9.7x	NA	NA	21.3x	NA	NA	NM
Shiloh Industries, Inc.	$7.23	$172	$346	4.6x	4.5x	4.4x	4.7x	4.6x	4.5x	13.6x	11.6x	11.9x	2.3x
Mean:				**9.0x**	**8.6x**	**7.1x**	**9.2x**	**8.7x**	**7.2x**	**21.2x**	**20.7x**	**13.3x**	**2.2x**
Median:				**9.5x**	**8.6x**	**6.7x**	**9.8x**	**8.5x**	**7.0x**	**20.7x**	**19.7x**	**11.2x**	**2.2x**
Hurco Companies, Inc.	**$44.75**	**$306**	**$241**	**9.6x**	**NA**	**NA**	**9.6x**	**NA**	**NA**	**19.8x**	**NA**	**NA**	**NM**
Overall Mean:				**9.1x**	**8.6x**	**7.1x**	**9.2x**	**8.7x**	**7.2x**	**21.1x**	**20.7x**	**13.3x**	**2.2x**
Overall Median:				**9.6x**	**8.6x**	**6.7x**	**9.7x**	**8.5x**	**7.0x**	**20.1x**	**19.7x**	**11.2x**	**2.2x**
Hedwig - Optimistic[3]	**$18.26**	**$240**	**$208**	**9.4x**	**8.9x**	**6.9x**	**10.2x**	**9.7x**	**7.7x**	**21.9x**	**NA**	**NA**	**NM**
Hedwig - Base / Downside[3]	**$18.26**	**$240**	**$208**	**9.4x**	**8.9x**	**7.6x**	**10.2x**	**9.7x**	**8.4x**	**21.9x**	**NA**	**NA**	**NM**

Source: Capital IQ, company filings, company websites, wall street estimates

Note: Market data as of 02-Feb-18. No guideline public company is directly comparable to the Company. FCF Conversion calculated as (EBITDA – Capex) / EBITDA.

1. Multiples not pro-forma for April 2017 acquisition (target EBITDA unavailable).
2. Key Technology was acquired by Duravant LLC on 25-Jan-18. Therefore market data as of 24-Jan-18 (pre-acquisition announcement).
3. 2017 figures are 2017 actuals, per Company management; 2018E projections per Company management model.

14

PROJECT HEDWIG

BMO Capital Markets

Operating Metrics

($ millions)

	LTM Financials						LTM Margins			'16-'18 CAGR		LTM FCF
Company	Revenue	EBITDA	EBITDAP	EBIT	Debt	Cash	GP	EBITDA	EBIT	Revenue	EBITDA	Conversion
Guideline Public Companies												
Allied Motion Technologies Inc.	$242	$28	$28	$18	$63	$18	30%	12%	8%	3%	12%	80%
CECO Environmental Corp.	$371	$46	$46	$25	$122	$25	33%	12%	7%	(10%)	(18%)	98%
Commercial Vehicle Group	$717	$48	$48	$33	$168	$50	12%	7%	5%	15%	37%	70%
The Eastern Company[1]	$184	$19	$20	$15	$36	$22	25%	10%	8%	NA	NA	87%
Key Technology, Inc.[2]	$140	$11	$11	$7	$5	$9	34%	8%	5%	13%	NA	81%
Park-Ohio Holdings Corp.	$1,354	$115	$111	$80	$519	$81	16%	8%	6%	8%	14%	76%
Preformed Line Products Company	$368	$38	$38	$25	$35	$39	32%	10%	7%	NA	NA	71%
Shiloh Industries, Inc.	$1,042	$76	$77	$29	$183	$9	11%	7%	3%	(4%)	9%	36%
Mean:							**24%**	**9%**	**6%**	**4%**	**11%**	**75%**
Median:							**27%**	**9%**	**6%**	**6%**	**12%**	**78%**
Hurco Companies, Inc.	**$244**	**$25**	**$25**	**$21**	**$2**	**$66**	**29%**	**10%**	**9%**	**NA**	**NA**	**91%**
Overall Mean:							**25%**	**9%**	**6%**	**4%**	**11%**	**77%**
Overall Median:							**29%**	**10%**	**7%**	**6%**	**12%**	**80%**
Hedwig - Optimistic[3]	**$315**	**$22**	**$25**	**$13**	**$0**	**$32**	**33%**	**7%**	**4%**	**6%**	**49%**	**88%**
Hedwig - Base / Downside[3]	**$315**	**$22**	**$25**	**$13**	**$0**	**$32**	**33%**	**7%**	**4%**	**6%**	**43%**	**88%**

Source: Capital IQ, company filings, company websites, wall street estimates
Note: Market data as of 02-Feb-18. No guideline public company is directly comparable to the Company. FCF Conversion calculated as (EBITDA – Capex) / EBITDA.
1. Multiples not pro-forma for April 2017 acquisition (target EBITDA unavailable).
2. Key Technology was acquired by Duravant LLC on 25-Jan-18. Therefore market data as of 24-Jan-18 (pre-acquisition announcement).
3. 2017 figures are 2017 actuals, per Company management; 2018E projections per Company management model.

15 PROJECT HEDWIG

BMO Capital Markets

Illustrative Cost of Capital Analysis

GUIDELINE PUBLIC COMPANY BETA ANALYSIS

($ millions)

Company	Barra Beta	Total Debt[1]	Equity Value[2]	Debt Ratio	Tax Rate	Barra Beta[3]
	Levered					Unlevered
Park-Ohio Holdings Corp.	1.54	$519	$565	47.9%	21.0%	0.89
Commercial Vehicle Group	1.47	168	374	31.0%	21.0%	1.08
Preformed Line Products Company	1.36	35	367	8.7%	21.0%	1.26
Allied Motion Technologies Inc.	1.26	63	335	15.7%	21.0%	1.10
Hurco	1.54	2	306	0.5%	21.0%	1.54
Shiloh Industries, Inc.	1.93	183	172	51.5%	21.0%	1.05
The Eastern Company	1.45	36	165	17.8%	21.0%	1.24
CECO Environmental Corp.	1.33	122	153	44.4%	21.0%	0.82
Key Technology, Inc.	0.90	5	122	3.6%	21.0%	0.87
Mean	**1.42**	**$126**	**$284**	**24.6%**		**1.09**
Selected Beta - Low						**0.96**
Selected Beta - High						**1.23**

ILLUSTRATIVE COST OF CAPITAL

Selected Betas	βu = 0.96	βu = 1.09	βu = 1.23
Cost of Debt			
Nominal Risk Free Rate[4]	2.84%	2.84%	2.84%
Borrowing Spread	4.16%	4.16%	4.16%
Country Risk Premium[5]	--	--	--
Pre-tax Cost of Debt	7.00%	7.00%	7.00%
Tax Rate[6]	18.5%	18.5%	18.5%
After-Tax Cost of Debt	**5.7%**	**5.7%**	**5.7%**
Cost of Equity			
Nominal Risk Free Rate[4]	2.84%	2.84%	2.84%
Equity Risk Premium[7]	6.94%	6.94%	6.94%
Country Risk Premium[5]	--	--	--
Size Premium[7]	5.59%	5.59%	5.59%
Selected Unlevered Beta	0.96	1.09	1.23
Optimal Debt in Capital Structure	25.0%	25.0%	25.0%
Levered Beta	1.22	1.39	1.56
Cost of Equity[8]	**16.9%**	**18.1%**	**19.3%**
Implied WACC[9]	**14.1%**	**15.0%**	**15.9%**

Source: Public filings, FactSet, Bloomberg, Barra Predicted Betas

1. Total Debt at face value.
2. Equity value as of 02-Feb-18. Key Technology equity value as of 24-Jan-18, the day prior to the announcement of Duravant LLC's acquisition of Key Technology.
3. βU = βL / (1 + (1 - tax rate) x Debt/Equity).
4. Yield on 10-year U.S. Government bond as of 02-Feb-18.
5. Geographic revenue and asset distribution in line with that of trading comp set; volatility associated with geographic exposure taken into account by peer set betas.
6. Per Company Management, based on jurisdictional review.
7. Based on Duff & Phelps Valuation Handbook - Guide to Cost of Capital.
8. Cost of equity = risk free rate + β x market risk premium + size premium + country risk premium.
9. WACC = debt/(debt + equity) x((1 - tax rate) x cost of debt) + equity/(debt + equity) x cost of equity.

16 | PROJECT HEDWIG

BMO Capital Markets

Preliminary NOL Value Analysis

ASSUMPTIONS

- Usable NOLs include:
  - U.S. Federal balance of $27.0 million
  - Taiwan balance of $3.6 million
  - Hardinge Germany balance of $8.4 million
  - Forkardt Germany balance of $9.3 million
  - U.S. state balance of $22.7 million
- Annual usage per Company management guidance
- NOL utilization not limited
- Tax rates based on jurisdiction tax rates
- Discount rate of 18.1%[1]

PROJECTED NOL TAX SHIELD

($ millions)	2018P	2019P	2020P	2021P	2022P	2023P-2039P
U.S. Federal NOLs						
Beginning Balance	$27.0	$27.0	$26.0	$24.0	$22.0	$20.0
(Used)	–	(1.0)	(2.0)	(2.0)	(2.0)	(20.0)
Ending Balance	**$27.0**	**$26.0**	**$24.0**	**$22.0**	**$20.0**	–
Net Cash Savings from U.S. Federal NOLs at 21.0% Tax Rate	–	$0.2	$0.4	$0.4	$0.4	$4.2
Taiwan NOLs						
Beginning Balance	$3.6	$2.9	$2.2	$1.4	$0.7	–
(Used)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	–
Ending Balance	$2.9	$2.2	$1.4	$0.7	–	–
Net Cash Savings from Taiwan NOLs at 17.0% Tax Rate	$0.1	$0.1	$0.1	$0.1	$0.1	–
Hardinge Germany NOLs						
Beginning Balance	$8.4	$8.4	$8.4	$8.0	$7.5	$7.1
(Used)	–	–	(0.4)	(0.4)	(0.4)	(7.1)
Ending Balance	$8.4	$8.4	$8.0	$7.5	$7.1	–
Net Cash Savings from Hardinge Germany NOLs at 31.2% Tax Rate	–	–	$0.1	$0.1	$0.1	$2.2
Forkardt Germany NOLs						
Beginning Balance	$9.3	$9.3	$9.3	$8.8	$8.3	$7.9
(Used)	–	–	(0.5)	(0.5)	(0.5)	(7.9)
Ending Balance	$9.3	$9.3	$8.8	$8.3	$7.9	–
Net Cash Savings from Forkardt Germany NOLs at 30.2% Tax Rate	–	–	$0.1	$0.1	$0.1	$2.4
U.S. State NOLs						
Beginning Balance	$22.7	$22.7	$21.9	$20.2	$18.5	$16.8
(Used)	–	(0.8)	(1.7)	(1.7)	(1.7)	(16.8)
Ending Balance	**$22.7**	**$21.9**	**$20.2**	**$18.5**	**$16.8**	–
Net Cash Savings from U.S. State NOLs at 6.0% Tax Rate	–	$0.1	$0.1	$0.1	$0.1	$1.0
Total Net Cash Savings	**$0.1**	**$0.4**	**$0.9**	**$0.9**	**$0.9**	**$9.8**
Present Value of NOLs	**$0.1**	**$0.3**	**$0.6**	**$0.5**	**$0.4**	**$1.6**

Present Value of NOL	$3.4
Fully Diluted Shares[2]	13.171
NOL Value / Share	**$0.26**

Source: Hedwig management
1. Illustrative cost of equity.
2. Diluted share count as of 02-Feb-18, per Company management guidance; includes basic shares outstanding, vested options, restricted shares, and performance shares.

17 PROJECT HEDWIG

BMO Capital Markets

EBITDA Adjustments Detail

2013A – 2017E

($ millions)	Fiscal Year Ending December 31,				
	2013A	2014A	2015A	2016A	2017E
Net income (loss)	$9.9	($2.1)	$2.6	$1.2	$5.6
Impairment charges	6.2	5.4	--	--	--
Income and gain from disc. ops, net of tax	(5.5)	(0.2)	--	--	--
Gain on purchase of business	--	(0.5)	--	--	--
Inventory adjustment	--	--	0.7	--	--
Inventory step-up charge	1.9	0.1	--	--	--
Acquisition transaction expenses	2.2	0.1	--	--	--
Restructuring expenses	--	--	3.6	0.7	4.5
Professional fees for strategic review process	--	--	0.8	1.3	--
Pension settlement loss	--	--	--	0.5	--
Other adjustments	0.2	--	--	0.7	1.7
Adjusted net income	**$14.9**	**$2.8**	**$7.7**	**$4.4**	**$11.8**
Plus: Interest expense, net	$1.0	$0.7	$0.4	$0.4	$0.3
Adjusted income tax expense	1.4	1.6	1.9	2.1	2.5
Adjusted operating income	**$17.3**	**$5.1**	**$10.0**	**$6.9**	**$14.5**
Depreciation & amortization expense	$9.6	$9.8	$8.8	$8.8	$8.9
Adjusted EBITDA	**$26.9**	**$14.9**	**$18.8**	**$15.7**	**$23.4**

Source: 2013A-2016A Adj. EBITDA figures per Hedwig 4th Quarter 2016 Financial Results Supplemental Slides dated 09-Feb-17, 2017E Adj. EBITDA figures per Company management guidance

18 PROJECT HEDWIG

Disclaimer This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Hardinge Inc. (the “Company”) by BMO Capital Markets (“BMO”) in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with BMO in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. BMO expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company or BMO takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without BMO’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without BMO’s prior written consent. BMO is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. BMO’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to BMO as of, the date of the materials. As the Board is aware, certain data underlying our analysis pre-dates (and / or does not reflect the impact of) recently enacted federal tax legislation. The financial and stock markets have been adjusting to the impacts of such legislation, and we express no opinion or view as to any potential effects of such impacts on the Company or the Transaction. Although subsequent developments may affect the contents of the materials, BMO has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by BMO’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. BMO’s only opinion is the opinion, if any, that is actually delivered to the Board. The materials may not reflect information known to other professionals in other business areas of BMO and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, BMO did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, BMO has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. BMO has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and BMO expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and BMO does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. BMO has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, BMO has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, the division of the Company being sold, or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses, and that the final forms of any draft documents reviewed by BMO will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by BMO or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of BMO’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. BMO provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. BMO’s personnel may make statements or provide advice that is contrary to information contained in the materials. BMO’s or its affiliates’ proprietary interests may conflict with the Company’s interests. BMO may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials. PROJECT HEDWIG 19